EXHIBIT (8)(f)(1)
Amendment No. 1 Participation Agreement (BlackRock)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
BETWEEN FAM DISTRIBUTORS, INC. AND
ML LIFE INSURANCE COMPANY OF NEW YORK
     THIS AMENDMENT, effective the 4th day of March, 2005, by and among FAM Distributors, Inc., a Delaware corporation (the “Underwriter”) and ML Life insurance Company of New York, a New York life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Underwriter and the Company desire to amend Schedule(s) A and B to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule(s) A and B to this Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto.

2.	Effectiveness. The revised Schedule(s) A and B of the Agreement shall be effective as the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FAM DISTRIBUTORS, INC.			ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Illegible		By:	/s/ Kirsty Lieberman
	Name:	Illegible		Name:	Kirsty Lieberman
	Title:			Title:	VP & Senior Counsel
	Date:			Date:	July 26, 2006

Schedule A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ML of New York Variable Annuity Separate Account D
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch IRA Annuity
Contract No. MLNY-VA-006
Merrill Lynch Investor ChoiceSM Annuity
Contract No. MLNY-VA-010
As Of March 4, 2005

Schedule B
Designated Portfolios and Class
Merrill Lynch Basic Value Fund, Inc.
Merrill Lynch Bond Fund, Inc. — Core Bond Portfolio
Merrill Lynch Fundamental Growth Fund, Inc.
Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Ready Assets Trust
Merrill Lynch Index Funds, Inc. — S&P 500 Index Fund
Merrill Lynch Value Opportunities Fund, Inc. (formerly Merrill Lynch Small Cap Value Fund)
Merrill Lynch U.S. Government Fund (formerly Merrill Lynch U.S. Government Mortgage Fund)
Merrill Lynch Low Duration Fund
Merrill Lynch Global SmallCap Fund
Merrill Lynch Large Cap Core Fund
Merrill Lynch Large Cap Growth fund
Merrill Lynch Large Cap Value Fund
Merrill Lynch International Index Fund
Merrill Lynch Small Cap Index Fund
As of March 4, 2005